EXHIBIT 99.B

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of SCSF Equities, LLC, a Delaware limited liability company (“SCSF Equities”), Sun Capital Securities Offshore Fund, Ltd., a Cayman Islands corporation (“Sun Offshore Fund”), Sun Capital Securities Fund, LP, a Delaware limited partnership (“Sun Securities Fund”), Sun Capital Securities Advisors, LP, a Delaware limited partnership (“Sun Advisors”), Sun Capital Securities, LLC, a Delaware limited liability company (“Sun Capital Securities”), Marc J. Leder (“Leder”) and Rodger R. Krouse (“Krouse”) (each a “Reporting Person” and collectively, the “Reporting Persons”), having a place of business at 5200 Town Center Circle, Suite 470, Boca Raton, Florida 33486, hereby appoints each of Michael H. Kalb and Deryl C. Couch as his or its true and lawful Attorney-in-Fact (each, an “Attorney-in-Fact”), to act for and on behalf of and in the name, place and stead of each Reporting Person to:

(i)                                     prepare, execute and file, for and on behalf of each Reporting Person any and all documents and filings that are required or advisable to be made with the United States Securities and Exchange Commission, any stock exchange or similar authority, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including without limitation any Joint Filing Agreement under Rule 13d-1(k) of the Exchange Act (or any successor provision thereunder), Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5 (or any successor schedules or forms adopted under the Exchange Act) and any amendments to any of the foregoing; and

(ii)                                  do and perform any and all acts and take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, each Reporting Person, it being understood that the documents executed by the Attorney-in-Fact on behalf of any Reporting Person pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms, conditions or information as the Attorney-in-Fact may approve in the Attorney-in-Fact’s discretion.

The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

This Limited Power of Attorney will remain effective until revoked by a Reporting Person.

This Limited Power of Attorney shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any principles of conflicts of laws.

IN WITNESS WHEREOF, each Reporting Person has caused his or its name to be hereto signed and these presents to be acknowledged by its duly elected and authorized officer this 29th day of June 2006.

SCSF Equities, LLC

By :	/S/ MARC J. LEDER
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Securities Offshore Fund, Ltd.

By :	/S/ MARC J. LEDER
Name:	Marc J. Leder
Its:	Director

Sun Capital Securities Fund, LP

By:	Sun Capital Securities Advisors, LP
Its:	General Partner

By:	Sun Capital Securities, LLC
Its:	General Partner

By :	/S/ MARC J. LEDER
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Securities Advisors, LP

By :	Sun Capital Securities, LLC
Its:	General Partner

By :	/S/ MARC J. LEDER
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Securities, LLC

By :	/S/ MARC J. LEDER
Name:	Marc J. Leder
Its:	Co-CEO

/S/ MARC J. LEDER
Marc J. Leder

/S/ RODGER R. KROUSE
Rodger R. Krouse

Notarization for Marc J. Leder

STATE OF FLORIDA                    )

) ss:

COUNTY OF PALM BEACH       )

The foregoing instrument was acknowledged before me this 29th day of June, 2006, by Marc J. Leder.

/S/ JANINE GORDON
(NOTARY SEAL)	Signature of Notary Public-State of Florida

Janine Gordon
Name of Notary Typed, Printed, or Stamped

Personally Known ☒	Produced Identification ☐
Type of Identification Produced

Notarization for Rodger R. Krouse

STATE OF FLORIDA                    )

) ss:
COUNTY OF PALM BEACH       )

The foregoing instrument was acknowledged before me this 29th day of June, 2006, by Rodger R. Krouse.

/S/ JANINE GORDON
(NOTARY SEAL)	Signature of Notary Public-State of Florida

Janine Gordon
Name of Notary Typed, Printed, or Stamped

Personally Known ☒	Produced Identification ☐
Type of Identification Produced